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                        CONSENT OF INDEPENDENT AUDITORS


We consent the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated May 15, 1998 in the Registration Statement (Form N-1A) and in the related Prospectus of Calamos Investment Trust, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 18 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-19228) and in this Amendment No. 22 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-5443).



                                                    ERNST & YOUNG LLP


Chicago, Illinois
July 29, 1998